Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form 10 No. 333-00000) of Global Aviation Holdings Inc. of our report dated June 25, 2010 (except for Note 18, as to which the date is October 1, 2010) with respect to the consolidated financial statements of Global Aviation Holdings Inc. included in its Registration Statement (Form S-4 No. 333-167913), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
October 4, 2010